     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2000

                                                      REGISTRATION NO. 333-27263
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                          CELTRIX PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                            2834                    94-3121462
(State or Other Jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)    Identification No.)

                          2033 GATEWAY PLACE, SUITE 600
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 988-2500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                              ANDREAS SOMMER, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CELTRIX PHARMACEUTICAL, INC.
                          2033 GATEWAY PLACE, SUITE 600
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 988-2500

  (Name, address including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                 WITH COPIES TO:
                              Edmund S. Ruffin, Jr.
                                VENTURE LAW GROUP
                           A Professional Corporation
                               2800 Sand Hill Road
                              Menlo Park, CA 94025
                                 (650) 854-4488

                                ----------------

     Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              EXPLANATORY STATEMENT

     Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-27263) (the "Registration Statement"), Celtrix Pharmaceuticals, Inc. (the "Issuer") hereby deregisters 3,761,678 shares of its Common Stock, par value $.01 per share ("Common Stock"), and 2,810,934 shares of its Common Stock, par value $.01 per share issuable upon the exercise of three-year warrants of the Issuer ("Warrant Stock") at an exercise price of $2.6818 per share of Warrant Stock. The Common Stock and Warrant Stock were previously registered in connection with a private placement by the Issuer effective April 1, 1997 (the "Private Placement") under which the right to purchase "Units" consisting of two shares of Common Stock and one share of Warrant Stock were offered to stockholders of the Issuer at a purchase price per Unit equal to $4.876 (calculated as two (2) multiplied by the lower of: (i) the closing bid price of the Issuer's Common Stock as reported on the Nasdaq National Market on the day preceding the closing date of the Private Placement, or (ii) the average of the closing bid prices of the Issuer's Common Stock as reported on the Nasdaq National Market for the 5 trading days prior to the closing date of the Private Placement).

     The Company is no longer required to keep the Registration Statement effective pursuant to the terms of the Common Stock and Warrant Purchase Agreement dated as of April 1, 1997 pursuant to which the Units were issued and sold. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all shares of Common Stock and Warrant Stock that remain unsold as of this date by the Selling Stockholders listed in the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 10th day of April, 2000.

                                        CELTRIX PHARMACEUTICALS, INC.

                                        By: /s/ ANDREAS SOMMER
                                           -------------------------------------
                                                      Andreas Sommer
                                           President and Chief Executive Officer
                                               (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below on the 10th day of April, 2000, by the following persons in the capacities indicated:

                    NAME                                             TITLE
                    ----                                             -----
           /s/ ANDREAS SOMMER                 President and Chief Executive Officer and Director
----------------------------------------      (Principal Executive Officer)
             Andreas Sommer


         /s/ DONALD D. HUFFMAN                Vice President, Finance & Administration
----------------------------------------      (Principal Financial and Accounting Officer)
           Donald D. Huffman


         /s/ HENRY E. BLAIR                   Director
----------------------------------------
             Henry E. Blair


                                              Director
----------------------------------------
           Stuart D. Sedlack


          /s/ BARRY M. SHERMAN                Director
----------------------------------------
            Barry M. Sherman


        /s/ JAMES E. THOMAS                   Chairman of the Board of Directors
----------------------------------------
            James E. Thomas




*Signatures on this Amendment are supplied by Power of Attorney as follows:

By:       /s/ ANDREAS SOMMER                  President and Chief Executive Officer and Director
   -------------------------------------
             Andreas Sommer
            Attorney-in-Fact